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                                                                    EXHIBIT 99.2



                      INTERNATIONAL AIRLINE SUPPORT GROUP, INC.

                                  OFFER TO EXCHANGE

                                SHARES OF COMMON STOCK

                                       FOR ITS

                        8% CONVERTIBLE SUBORDINATED DEBENTURES
                                 DUE AUGUST 31, 2003

                            NOTICE OF GUARANTEED DELIVERY

                            THE EXCHANGE OFFER WILL EXPIRE
                        AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
                      ON                , 1996, UNLESS EXTENDED.

     As set forth in the Proxy Statement/Prospectus dated                ,
1996 (the "Prospectus") under "The Exchange Offers - Guaranteed Delivery Procedures," this form or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) of International Airline Support Group, Inc. (the "Company") and to consent to the Amendments (as defined in the Prospectus) if the 8% Convertible Subordinated Debentures due August 31, 2003 (the "Convertible Debentures"), are not immediately available or time will not permit such certificates or other required documents to reach the Depositary prior to 12:00 midnight, New York City time, on the Expiration Date (as defined in the Prospectus). Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Depositary prior to 12:00 midnight, New York City time, on the Expiration Date.

                   TO: FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                                      DEPOSITARY

                                  TELEPHONE NUMBER:

      BY HAND/OVERNIGHT DELIVERY:      BY FACSIMILE:  BY MAIL:

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. The Eligible Institution which completes this form must communicate the guarantee to the Depositary and must deliver the Consent and Letter of Transmittal and Convertible Debenture Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and related Consent and Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, $___________ aggregate principal amount of Convertible Debentures pursuant to the guaranteed delivery procedure described in the Prospectus.


     The undersigned consents to the Amendments and acknowledges that tendering Convertible Debentures in accordance with the Exchange Offer constitutes a consent to the Amendments.

                     (PLEASE TYPE OR PRINT ALL INFORMATION BELOW)


Signature(s):
            -------------------------
- -------------------------------------    Convertible Debenture Certificate.
Name(s) of Record Holder(s):             No(s). (if available):
                            ---------
- -------------------------------------    ---------------------------------------
Address(es):
            -------------------------    Aggregate Principal Amount of
- -------------------------------------    Convertible Debentures Represented by
- -------------------------------------    Certificate(s):
                             Zip Code    $
                                          --------------
Area Code and Tel. No(s).:
                          -----------
- -------------------------------------
Dated:
      -------------------------------



                                      GUARANTEE
                         (DO NOT USE FOR SIGNATURE GUARANTEE)
     The undersigned, a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or branch in the United States, hereby guarantees (a) that the above named person(s) "own(s)" the Convertible Debentures tendered hereby within the meaning of Rule 10b-4 under the Securities Exchange Act of 1934, as amended; (b) that such tender of Convertible Debentures complies with Rule 10b-4; and (c) that delivery to the Depositary of Convertible Debentures Certificates tendered hereby, together with a properly completed and duly executed Consent and Letter of Transmittal (or manually signed facsimile thereof properly completed and duly executed) and any other required documents, will be received by the Depositary no later than five(5) New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.


- -----------------------------------          -----------------------------------
     Name of Firm                                Authorized Signature

- -----------------------------------          -----------------------------------
     Address                                    Title

- -----------------------------------          -----------------------------------
     Zip Code                                 Name: Please Type or Print

Area Code & Tel. No.                         Dated:                   , 19
                     --------------                -----------------       --





               NOTE: DO NOT SEND SUCH CONVERTIBLE DEBENTURE CERTIFICATES
             WITH THIS FORM.  CERTIFICATES MUST BE SENT WITH THE CONSENT
                              AND LETTER OF TRANSMITTAL